Exhibit 99.1

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

February 2016

Members and Friends:

Safety Since our October 2015 newsletter, we have continued our focus on safety. As of this newsletter we have not had a lost time day accident in over six years of business. Our safety committee meets monthly. At each meeting they review any reported near misses. They treat each event as a learning opportunity to resolve a potential hazard or prevent a future accident. Near misses are also seen as a chance to change behaviors and conditions that may prevent an accident or injury. The 14 members of the committee represent all departments and areas of the plant. We have a very dedicated and active committee. All employees, contractors and visitors are reminded if you “See something” that needs to be addressed, “Say something” to a supervisor or a committee member. We want to make sure the issue gets addressed quickly.

Financials On Wednesday, February 10, 2016, we issued a press release announcing our quarterly financial results as of and for the fiscal quarter ending December 31, 2015. Our quarterly Form 10-Q was filed with the SEC that same day. These financials and press release can be accessed on our website www.sireethanol.com (click on the Investor Relations Tab). There is a link to the SEC filings, select “SIRE’s SEC forms are available for viewing on the SEC's website-View”. Our financial results are reported quarterly and annually. They contain our financial, operational, and statistical information. The press release was also sent to our newsletter email list which includes each SIRE member who has provided us with their email address.

Operations During the first fiscal quarter ending December 31, 2015, we produced 29.1 million gallons of denatured ethanol. Through this period, our rolling 12-month average yield was 2.85 gallons of denatured ethanol from every bushel of corn.

We have established our incentive goals for fiscal year 2016 that include reducing the overall cost to produce a gallon of ethanol, reduction in chemical costs per gallon and meeting our safety goal. Each department has set individual goals that are in line with reaching the goals of the entire plant. We need everyone to participate to reach our goals.

The winter weather has caused some issues with deliveries, and the additional million bushels of storage helped keep us up and running when deliveries were short. This prevented a slowdown or shutdown due to low inventories.

This quarter, all departments are working on plans for our 2016 annual shutdown which is scheduled for the first week in April. We have several big projects and a couple of safety inspections that will be completed during this period.
On January 18, 2015, we held a tour for executives of Iowa Interstate Railroad, including members of their Board. They were impressed with the facility, and asked great questions about the ethanol and by-products industry and future growth.

Dan Wych, Plant Manager provided the tour. We were impressed that the entire group came prepared for a safe tour with reflective vests, hard hats, safety glasses and appropriate footwear. (They are touring the Control room to the right. Mr. Wych is passing samples from various stages of the production process.)

Human Resources and Administration This past quarter we have received two training awards from Iowa Western Community College and the Iowa Department of Economic Authority. These are for ongoing education and employee skill advancement. We appreciate the opportunity to advance the knowledge and skills of our employees. The support from our state and local resources is appreciated.

SIRE Newsletter – Volume X Issue II
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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For plant tours please contact Laura Schultz, Director of Human Resources or Whitney Radford, HR Assistant (712-352-5001 or 712-352-5009).

When you visit SIRE, PLEASE BE CAREFUL! We have extra traffic in the area. The IA Department of Transportation (IDOT) and Iowa Interstates Railroad (IAIS) have rail relocation and interstate redesign projects in progress (I-80 & I-29). These projects are expected to last until 2024. Traffic patterns have been disrupted due to lane and entrance closures at I-29 and I-80.

For individuals interested in a career with SIRE, applications are always welcome and are taken online at www.SIREethanol.com. The online application can be found via the Employment tab. Check out the “Open positions” tab for available jobs. We encourage individuals to apply at any time. Please contact Whitney Radford, HR Assistant, or Laura Schultz, Director of Human Resources, if you have any questions about the application process or a particular position.

Markets If you would like to sell corn or purchase our byproducts (distillers’ grains and wet cake), please contact our Merchandising team directly at the following numbers: Kristan Barta, 712-352-5010 for corn, DDGS, and wet cake or Dustin Ploeger, 712-352-5015 for assistance with corn sales and distillers’ grain purchases. You may also contact them by calling our office (712-366-0392) and ask for a merchandiser. Remember to sign up for text or email messaging for the daily bid sheet and changes to delivery/pick-up hours. We now provide text messages specifically for Enogen deliveries. Kristan and Dustin have regular office hours at the plant if you need to stop in and see them. For corn oil sales, please contact Dan Wych, Plant Manager (712-352-5013).

If you want to view your SIRE accounts, you can sign up for iView on our website. iView also has a smartphone app you can download for quick viewing of our hours, hour changes, and bids.

If you deliver to the plant, please watch for signs and follow the directions to make sure you are unloading in the proper pit, particularly on the days we are also unloading Enogen corn.

General Manager Notes We held our Annual Meeting on February 12, 2016. Thank you for coming if you were able to make it. If you didn’t make it, we hope you will join us next year. Ted Bauer was re-elected to his board seat representing Series A members. The advisory vote on executive compensation also passed.

After the business portion of the meeting, there were presentations on the company’s performance for fiscal year 2015. The recent performance was compared with the performances of the past couple of years.  We discussed our progress on two upcoming major projects: an eighth fermenter and the installation of a pre-condenser. Many great questions were asked at the end of the presentations.

Our invited guest was Mo Russell, Russell Consulting, from Panora, Iowa. He provided us with his view of the upcoming markets for corn, ethanol and the general agricultural community. We appreciated his insight and positive message.

The presentations on the company’s performance are posted on our website on the Investor Relations Tab (http://www.sireethanol.com/index.cfm?show=10&mid=15).

You will also find the press release regarding the Annual Meeting as well as the press release announcing our quarterly financial results as of and for the fiscal year ending December 31, 2015, on our website as well. If you would like to receive our quarterly mailings, please sign up for email delivery by sending your email address to sire@sireethanol.com.

On January 7, 2015, we hosted Ret. General Wesley Clark, who was the presenting speaker at the Growth Energy, Raucous for the Caucus held in Red Oak, IA. Pictured are the General and Justin Schultz, Plant Coordinator, touring the lab.

The Iowa Caucuses are over, and the political process continues. We continue to participate with the industry associations to support candidates who support ethanol. We hope you are also actively involved in your area, that you speak out in support of ethanol, renewable fuels, and you tell the candidate of your choice about the benefits of renewable fuels, ethanol and power of our Midwest agricultural community.

Brian Cahill, General Manager/CEO

SIRE Newsletter – Volume X Issue II
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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